                                                                 Exhibit 10.3.19

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

                                   APPENDIX A
               INTERCONNECTION FACILITIES AGREEMENT ("AGREEMENT")
                       SELLER OWNED AND OPERATED FACILITY

A.1      Seller acknowledges that Seller has read Edison's Tariff Rule No. 21 and the Qualifying Facility Milestone Procedure ("QFMP") and
         understands Seller's obligations and the consequences to Seller for failure to meet any of the "milestones" in the QFMP which is in effect on the earlier of Seller's (1) payment of the Project Fee or to (2)
         execution of this Agreement.

A.2      In the event Seller loses its priority for existing available Edison line capacity, Seller shall, pursuant to Tariff Rule No. 21., be obligated to pay any additional cost for upgrades or additions necessary to accommodate Seller's deliveries. In such event, Edison and
         Seller shall amend this Agreement to reflect the conditions resulting from the change in priority.

A.3      Seller shall design, purchase, construct, operate and maintain Seller owned Interconnection Facilities as described on page A-10 herein, at its sole expense. Edison shall have the right to review the design as to the adequacy of the Protective Apparatus provided. Any additions or modifications required by Edison shall be incorporated by Seller.

A.4      Notwithstanding the provisions of Section 13, Seller, having elected to own, operate, and maintain the Interconnection Facilities, shall accept all liability and release Edison from and indemnify Edison against any liability for faults or damage to Seller's

                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

         Interconnection Facilities, the Edison electric system and the public as a result of the operation of Seller's project.

A.5      Edison shall have the right to observe the construction of the
         Interconnection Facilities, and inspect said facilities after construction is completed at the Seller's expense.

A.6      Facilities which are deemed necessary by Edison for the proper and safe operation of the Interconnection Facilities and which Seller desires
         Edison to own and operate at Seller's expense shall be provided as appendant facilities. Edison shall own, operate and maintain any necessary appendant facilities which may be installed in connection with the Interconnection Facilities at Seller's expense. Edison may, as it deems necessary, modify the aforementioned facilities at Seller's expense.

A.7      For the appendant facilities, Edison shall install, own, operate, and maintain a portion of the appendant facilities ("Edison Installed
         Appendant Facilities"), as described on page A-10 herein, and Seller shall, pay to Edison the total estimated coat for these appendant facilities prior to the start of construction of the appendant facilities. In addition, Seller shall install at Seller's expense its portion of the appendant facilities ("Seller Installed Appendant
         Facilities"), as described on page A-10 herein, in accordance with Rule
         21. Within 30 days after installation is complete, Seller shall transfer ownership of the Seller Installed Appendant Facilities to
         Edison in a manner acceptable to Edison.

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                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

A.8      Maintenance of facilities referred to in Section A.6 shall be paid by
         Seller pursuant to the attached Application and Contract for
                                         ----------------------------
         Interconnection Facilities Plus Operation and Maintenance
         ---------------------------------------------------------
         ("Application").

A.9      To the extent that Edison deems it necessary to effect the arrangements contemplated by this Agreement, Edison may, from time to time, request the Seller to design, install, operate, maintain, modify, replace, repair or remove any or all of the Interconnection Facilities. Such equipment and/or Protective Apparatus shall be treated as
         Interconnection Facilities and added to the Agreement by amendment pursuant to Section A.6.

A.l0     Edison shall have the right to review any changes in the design of the
         Interconnection Facilities and recommend modification(s) to the design as it deems necessary for proper and safe operation of the Project when in parallel with the Edison electric system. The Seller shall be notified of the results of such review by Edison, in writing, within 30 days of the receipt of all specifications related to the proposed design changes. Any flaws perceived by Edison in the proposed design changes, shall be described in the written notice.

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                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

             APPLICATION AND CONTRACT FOR INTERCONNECTION FACILITIES
                         PLUS OPERATION AND MAINTENANCE

               The undersigned Seller hereby requests the Southern California
Edison Company ("Edison") to provide the appendant facilities described on the last page hereof and by this reference herein incorporated, hereinafter called
"Interconnection Facilities." Interconnection Facilities as defined and used herein are a group of Added Facilities which have been designated as
Interconnection Facilities, to accommodate negotiation and preparation of contracts for parallel generation projects. Interconnection Facilities, as are
Added Facilities, shall be provided in accordance with the applicable Tariff
Schedules of Edison. Such Interconnection Facilities are to be owned, operated and maintained by Edison.

               In consideration of Edison's acceptance of this Application,
Seller hereby agrees to the following:

1.       Seller shall pay to Edison, prior to the start of construction of the
         Interconnection Facilities, the total estimated costs for the
         Interconnection Facilities as determined by Edison and entered on page
         A-11 hereof. In the event Seller abandons its plans for installation of such Interconnection Facilities, for any reason whatsoever, including failure to obtain any required permits, Seller shall reimburse Edison upon receipt of supporting documentation for any and all expenses incurred by Edison pursuant to this agreement with thirty (30) days after presentation of a bill.

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                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

2.       Edison shall have the right to observe the construction of any
         Interconnection Facilities constructed by Seller and inspect and test said facilities after construction is completed at the Seller's expense.

3.       The parties also understand and agree that due to equipment acquisition lead time and construction time requirements, Edison requires a minimum of six (6) months from the time of authorization to construct the aforementioned Interconnection Facilities and place them in operation.
         Edison shall have no obligation to Seller with regard to any target date established by Seller which is less than eighteen (18) months from the date this Application is executed. However, Edison shall exercise its best effort to meet Seller's projected operational date.

4.       Seller shall pay a monthly charge for the Interconnection Facilities'
         operation and maintenance in the amount of 0.9% of the added equipment investment as determined by Edison and as entered by Edison on page
         A-11 hereof. The monthly charge shall be adjusted periodically in accordance with the pro-rata operation and maintenance charges for added facilities pursuant to Rule No. 2. The monthly charge may be based upon estimated costs of the Interconnection Facilities and when the recorded book cost of the Interconnection Facilities has been determined by Edison, the charges shall be adjusted retroactively to the date when service is first rendered by means of such
         Interconnection Facilities. Additional charges resulting from such adjustment shall, unless other terms are

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                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

        mutually agreed upon, be payable within thirty (30) days from the date of presentation of a bill therefor. Any credits resulting from such adjustment will, unless other terms are mutually agreed upon, be refunded upon demand of Seller.

5.      Whenever a change is made in the Interconnection Facilities which results in changes in the added equipment investment, the monthly charge will be adjusted on the basis of the revised added equipment investment. The cost of such change shall be payable by Seller within sixty (60) days from the date of presentation of a bill thereof. The description of the Interconnection Facilities will be amended by Edison on page A-10 hereof to reflect any changes in equipment, installation and removal cost, amount of added equipment investment, and monthly charge resulting from any such change in the Interconnection Facilities or adjustment as aforesaid.

6.      The monthly charges payable hereunder shall commence upon the date when said Interconnection Facilities are available for use but not before service is first established and rendered through Edison's normal facilities and shall first be payable when Edison shall submit the first energy bill after such date and shall continue until the abandonment of such Interconnection Facilities by Seller, subject to the provisions of
        Paragraphs 4 and 5 hereof.

7.      Seller agrees to utilize said Interconnection Facilities in accordance with good operating practice and to reimburse Edison for damage to said
        Facilities occasioned or caused by the

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                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

        Seller or any of his agents, employees or licensees. Failure so to exercise due diligence in the utilization of said Interconnection
        Facilities will give Edison the right to terminate this Agreement.

8.      Edison's performance under this Contract is subject to the availability of materials required to provide the Interconnection Facilities provided for herein and to all applicable Tariff Schedules of Edison.

9.      This Application and Contract for Interconnection Facilities supplements the appropriate application and contract(s) for electric service presently in effect between Seller and Edison.

10.     This Agreement shall at all times be subject to such changes or modifications by the Public Utilities Commission of the State of
        California as said Commission may, from time to time, direct in the exercise of its jurisdiction.

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                              SCE STANDARD CONTRACT
                            LONG-TERM POWER PURCHASE

SOUTHERN CALIFORNIA EDISON                      MAMMOTH PACIFIC
      COMPANY

By: /s/ Robert Dietch
    -----------------------------               By: /s/ Claude Harvey
        Robert Dietch                               ---------------------------
        Vice President                              Name: Claude Harvey
                                                          ---------------------
                                                    Title: Vice President
                                                           --------------------

Date:   October 27, 1989                            Date:  Oct. 20, 1989
        -------------------------                          --------------------

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